UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 16, 2012
ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)

(914) 288-8100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 16, 2012, Acadia Realty Trust (the "Company") issued a press release announcing the final closing of Acadia Strategic Opportunity Fund IV LLC (“Fund IV”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including the information included in Exhibit 99.1 attached hereto, is intended to be furnished solely pursuant to this Item 7.01, and is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference into any filing under the Securities Act of 1933, as amended ("Securities Act") or the Exchange Act, or otherwise subject to the liabilities of Sections 11 and 12 (a) (2) of the Securities Act.

Item 8.01 Other Events.

On August 16, 2012, the Company announced the final closing of Fund IV, which has received total capital commitments of approximately $541 million since its initial closing on May 16, 2012. This is the fourth in a series of institutional funds formed by the Company dedicated to making opportunistic and value-add investments in retail real estate.

The Company, through a subsidiary, will be the managing member and has agreed to commit $125 million of its own capital representing a 23% interest in Fund IV. In addition to a pro-rata return on its invested equity, the Company is entitled to a profit participation based upon certain investment return thresholds. Cash flow is distributed pro-rata to the members (including the Company) until they have received a 6% cumulative return on, and a return of, all capital contributions. Thereafter, remaining cash flow is distributed 80% to the members (including the Company) and 20% to the Company as a carried interest. The Company also earns fees and/or priority distributions for asset management, property management, leasing, development/re-development and construction services.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release dated August 16, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2012	ACADIA REALTY TRUST (Registrant)
By: /s/ Jonathan Grisham
Name: Jonathan Grisham
Title: Sr. Vice President and Chief Financial Officer

(d) Exhibits
EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 16, 2012